Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Achieves Record Annual Revenue of $18.6 Million and
Net Income of $9.0 Million for 2020

Fourth quarter 2020 revenue increased 98% to $5.7 million and net income increased 150% to $2.3 million versus same period last year

Conference call and webcast to be held at 8:00 AM Eastern Daylight Saving Time on April 1st

Branford, Connecticut, March 31, 2021 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the year ended December 31, 2020. In addition, the company will host a conference call on Thursday, April 1st at 8:00 a.m. Eastern Daylight Saving Time (EDT) to discuss in greater detail both its financial condition and operating results as of and for the year ended December 31, 2020 as well as its outlook for 2021.

John Villano, CPA, the company’s Chief Executive and Chief Financial Officer stated: “We continue to achieve strong financial results despite the COVID-19 pandemic, as evidenced by record revenue of $18.6 million and net income of $9.0 million for the year ending December 31, 2020. This is particularly noteworthy considering we scaled back our lending activities in the second quarter of 2020 as a precautionary measure due to the COVID-19 pandemic. As our visibility improved and we saw the real estate market stabilize, on July 1, 2020, we reverted to our standard lending criteria while maintaining a cautionary approach, to take advantage of market opportunities. In addition, in the second half of 2020, we successfully completed three offerings of fixed-rate five-year term notes, which generated approximately $56.1 million of gross proceeds. These funds will be used primarily to fund new mortgage loans. We also established a margin line of credit that allows us to borrow against the value of our short-term marketable securities portfolio at 1.75% below the prime rate, which provides us additional flexibility. In 2020, we also began to diversify geographically. We are now lending in ten states. As of December 31, 2020, we had 68 loans outside of Connecticut, which constituted 14% of our mortgage loans, or approximately 23% of the aggregate dollar amount of our portfolio. As a result of these and other initiatives, revenue for the fourth quarter of 2020 increased 98% over the same period last year, and net income increased 150% to $2.3 million in the fourth quarter of 2020 versus the fourth quarter of 2019. Looking ahead, we see a favorable competitive landscape and our loan pipeline remains robust. As a result of these factors and our strong balance sheet, which included cash and short-term marketable securities of approximately $56.7 million as of December 31, 2020, we are optimistic about the prospects for our continued growth in 2021.”

Results of operations

Total revenue for 2020 was $18.6 million compared to approximately $12.7 million for 2019, an increase of approximately $5.9 million, or 46.5%. Interest income increased approximately 41.7%, origination fee income increased approximately 24.6%, and other income increased by 50.8%.

Total operating costs and expenses for 2020 were approximately $9.6 million compared to approximately $6.5 million for 2019, an increase of approximately $3.1 million, or 47.7%. The company’s largest expense, representing approximately 57.7% of total operating expenses, was interest and amortization of deferred financing costs. In comparison, for 2019, interest and amortization of deferred financing costs represented approximately 45.3% of total operating expenses. The increase reflects the increase in overall indebtedness from $56.3 million at December 31, 2019 to $138.7 million at the end of 2020. As most of this increase was incurred in the third and fourth quarters of 2020, the company expects its interest and amortization of deferred financing costs expense to increase in 2021.

Net income for 2020 was approximately $9.0 million compared to approximately $6.2 million for 2019, an increase of approximately $2.8 million or approximately 45%. Net income per share for 2020 was $0.41 compared to $0.32 for 2019.

Financial Condition

At December 31, 2020, total assets were $226.7 million compared to $141.2 million at December 31, 2019, an increase of approximately $85.5 million, or approximately 61%. Most of this increase was attributable to increases in mortgage loans receivable, which increased by $61.3 million, or approximately 65%.

Total liabilities at December 31, 2020 were $145.8 million compared to $58.7 million at December 31, 2019. This reflected the $56.4 million aggregate original principal amount of notes issued in 2020 and the $28.1 million outstanding balance on our line of credit.

Shareholders’ equity at December 31, 2020 was $81.0 million compared to $82.6 million at December 31, 2019. This decrease reflects the excess of the dividends paid and declared in 2020, $10.6 million, over net income, $9.0 million.

Dividends

In 2020, the company paid a total of approximately $8.0 million of dividends. In addition, in December, the company declared a dividend of $0.12 per share, or $2.7 million in the aggregate, which was paid in January 2021. The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

Investor Conference Call

The company will host a conference call on April 1, 2021 at 8:00 a.m. EDT, to discuss in greater detail its financial results for the year ending December 31, 2020, as well as its outlook for 2021. Interested parties can access the conference call by dialing +1-877-876-9173 for U.S. callers or +1-785-424-1667 for international callers. The call will be available here or on the company’s website via webcast at https://www.sachemcapitalcorp.com. John Villano, the company’s Chief Executive and Chief Financial Officer, will lead the conference call.

The webcast will also be archived on the company’s website. A telephone replay of the call will be available approximately one hour following the call, through April 15, 2021, and can be accessed by dialing +1-877-481-4010 for U.S. callers or +1-919-882-2331 for international callers. All callers should enter conference ID 40589.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K to be filed to be filed with the U.S. Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

SACHEM CAPITAL CORP

BALANCE SHEETS

	December 31,
	2020	2019
Assets
Assets:
Cash and cash equivalents	$19,408,028	$18,841,937
Short-term marketable securities	37,293,703	15,949,802
Mortgages receivable	155,616,300	94,348,689
Interest and fees receivable	1,820,067	1,370,998
Other receivables	67,307	141,397
Due from borrowers	2,025,663	840,930
Prepaid expenses	71,313	24,734
Property and equipment, net	1,433,388	1,346,396
Deposits on property and equipment	—	71,680
Real estate owned	8,861,609	8,258,082
Deferred financing costs	72,806	16,600
Total assets	$226,670,184	$141,211,245

Liabilities and Shareholders' Equity
Liabilities:
Notes payable (net of deferred financing costs of $4,886,058 and $2,687,190)	$109,640,692	$55,475,810
Mortgage payable	767,508	784,081
Line of credit	28,055,648	—
Accrued dividends payable	2,654,977	—
Accounts payable and accrued expenses	372,662	249,879
Other loans	257,845	—
Security deposits held	13,416	7,800
Advances from borrowers	1,830,539	848,268
Deferred revenue	2,099,331	1,205,740
Notes payable	54,682	75,433
Accrued interest	3,344	3,416
Total liabilities	145,750,644	58,650,427

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	—	—
Common stock - $.001 par value; 100,000,000 shares authorized; 22,124,801 and 22,117,301 issued and outstanding	22,125	22,117
Paid-in capital	83,814,376	83,856,308
Accumulated other comprehensive loss	(25,992)	(50,878)
Accumulated deficit	(2,890,969)	(1,266,729)
Total shareholders' equity	80,919,540	82,560,818
Total liabilities and shareholders' equity	$226,670,184	$141,211,245

SACHEM CAPITAL CORP.

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2020	2019
Revenue:
Interest income from loans	$13,821,831	$9,751,733
Investment income	399,493	81,111
Gain on sale of marketable securities	903,257	—
Origination fees, net	1,893,143	1,519,294
Late and other fees	85,469	265,310
Processing fees	167,833	167,070
Rental income, net	85,339	69,300
Other income	1,246,530	826,688
Total revenue	18,602,895	12,680,506

Operating costs and expenses:
Interest and amortization of deferred financing costs	5,547,406	2,938,237
Compensation, fees and taxes	1,799,889	1,534,447
Professional fees	628,797	542,920
Other expenses and taxes	157,194	90,412
Exchange fees	49,054	44,192
Expense in connection with termination of credit facility	—	340,195
Impairment loss	795,000	417,094
Net loss on sale of real estate	7,218	34,919
Depreciation	61,865	63,566
General and administrative expenses	562,607	478,513
Total operating costs and expenses	9,609,030	6,484,495
Net income	8,993,865	6,196,011

Other comprehensive income (loss)
Unrealized gain (loss) on investment securities	24,886	(50,878)
Comprehensive income	$9,018,751	$6,145,133
Basic and diluted net income per common share outstanding:
Basic	$0.41	$0.32
Diluted	$0.41	$0.32
Weighted average number of common shares outstanding:
Basic	22,118,522	19,415,237
Diluted	22,118,522	19,415,237

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

	Years Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,993,865	$6,196,011
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	601,959	722,580
Depreciation expense	61,865	63,566
Stock based compensation	16,429	43,147
Impairment loss	795,000	417,094
Loss on sale of real estate	7,218	34,919
Abandonment of office furniture	—	12,000
Gain on sale of marketable securities	(903,257)	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposits	—	12,817
Interest and fees receivable	(504,578)	(154,196)
Other receivables	74,090	13,603
Due from borrowers	(1,537,768)	385,424
Prepaid expenses	(46,579)	(9,868)
Deposits on property and equipment	71,680	(59,680)
(Decrease) increase in:
Accrued interest	(72)	(173,203)
Accounts payable and accrued expenses	122,098	(66,535)
Deferred revenue	893,591	147,334
Advances from borrowers	982,271	530,944
Total adjustments	633,947	1,919,946
NET CASH PROVIDED BY OPERATING ACTIVITIES	9,627,812	8,115,957

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments	(97,555,422)	(16,000,680)
Proceeds from the sale of investments	77,139,664	—
Proceeds from sale of real estate owned	1,816,522	1,087,004
Acquisitions of and improvements to real estate owned	(1,811,980)	(1,266,949)
Purchase of property and equipment	(148,857)	(241,855)
Security deposits held	5,616	—
Principal disbursements for mortgages receivable	(117,230,923)	(64,742,552)
Principal collections on mortgages receivable	54,961,570	43,347,362
NET CASH USED FOR INVESTING ACTIVITIES	(82,823,810)	(37,817,670)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	30,055,648	42,720,829
Repayment of line of credit	(2,000,000)	(69,939,952)
Proceeds from notes sold to shareholder	—	1,017,000
Repayment of notes sold to shareholder	—	(2,217,000)
Principal payments on mortgage payable	(16,573)	—
Principal payments on notes payable	(20,751)	—
Dividends paid	(7,963,128)	(9,681,823)
Financing costs incurred	(114,559)	(2,872,774)
Proceeds from other loans	257,845	—
Proceeds from mortgage payable	—	795,000
Prepayment of mortgage payable	—	(301,903)
Proceeds from notes payable, net	—	75,434
Proceeds from issuance of common stock	—	30,544,945
Proceeds from exercise of warrants	—	82,035
Gross proceeds from the issuance of fixed rate notes	56,083,750	58,163,000
Financing costs incurred in connection with fixed rate notes	(2,520,143)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	73,762,089	48,384,791
NET INCREASE IN CASH AND CASH EQUIVALENTS	566,091	18,683,078
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	18,841,937	158,859
CASH AND CASH EQUIVALENTS - END OF YEAR	$19,408,028	$18,841,937

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

	Years Ended
	December 31,
	2020	2019
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Taxes paid	$—	$—
Interest paid	$4,945,448	$2,237,240

SUPPLEMENTAL INFORMATION-NON-CASH
Original Issue Discount	$280,000	$—
Dividends declared and payable	$2,654,976	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the year ended December 31, 2019 amounted to $5,406,477.

During the year ended December 31, 2019, mortgages receivable, affiliate in the amount of $879,457 were reduced to $0 as the underlying loans were transferred to the Company and are included in mortgages receivable.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the year ended December 31, 2020 amounted to $1,553,103.